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                                                                  Exhibit T3B-18

                            CERTIFICATE AND AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                    HENNEPIN COUNTY ENERGY RESOURCE CO., L.P.

                  THE UNDERSIGNED are executing this Certificate and Agreement of Limited Partnership (the "Certificate and Agreement") for the purpose of forming a limited partnership (the "Partnership" pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, 6 Del. - C.- Sections 17-101 et seq. (the "Delaware Act"), and do hereby certify and agree as follows:

                  1. Name. The name of the Partnership shall be Hennepin County Energy Resource Co., L.P., or such other name as the General Partners may from time to time hereafter designate.

                  2. Definitions. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

                  "Event of withdrawal of a General Partner" means an event that causes a person or entity to cease to be General Partner as provided in
         Section 17-402 of the Delaware Act.

                  "General Partners" means the Initial General Partner and all other persons or entities admitted as General Partners pursuant to this Certificate and Agreement, so long they remain General Partners. Reference to a "General Partner" means any one of the General Partners.

                  "Initial General Partner" means Blount Energy Resource Corp.

                  "Initial Limited Partners" means Louis A. Griffin.

                  "Limited Partners" means the Initial Limited Partner and all other persons or entities admitted as additional or substituted Limited Partners pursuant to this Certificate and

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         Agreement, so long as they remain Limited Partners. Reference to a
         "Limited Partner" means any one of the Limited Partners.

                  "Partners" means those persons or entities who from time to time are the General Partners and the Limited Partners. Reference to a "Partner" means any one of the Partners.

                  3. Purpose. The purpose of the Partnership shall be to engage in any lawful business which may be engaged by limited partnership organized under the Delaware Act.

                  4.       Offices.

                           (a)      The office of the Partnership, and such
additional offices as the General Partners may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the General Partners may designate from time to time.

                           (b)      The registered office of the Partnership in
the State of Delaware is located at 1105 N. Market Street, P.O. Box 1347, Wilmington, New Castle County, Delaware 19899. The registered agent of the Partnership for service of process at such address is Delaware Corporation Organizers, Inc.

                  5. Partners. The name and business or residence address of each Partner of the Partnership, the General Partner(s) and the Limited Partner(s) being separately designated, are as set forth on Schedule I attached hereto.

                  6. Term. The term of the Partnership shall commence upon the filing of this Certificate and Agreement in the Office of the Secretary of State of Delaware and shall continue until termination of the Partnership in accordance with Section 14 of this Certificate and Agreement.

                  7.       Management of the Partnership.

                           (a)      The General Partners have the exclusive
right to manage the business of the Partnership, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Partnership and, in general, all powers

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permitted to be exercised by a general partner under the laws of the State of
Delaware. The General Partners may appoint, employ, or otherwise contract with any persons or entities for the transaction of the business of the Partnership or the performance of services for or on behalf of the Partnership, and the General Partners may delegate to any such person or entity such authority to act on behalf of the Partnership as the General Partners may from time to time deem appropriate.

                           (b)      Except as otherwise herein specifically
provided, the duties and powers of the General Partners may be exercised by any one of the General Partners acting alone.

                           (c)      No Limited Partner, in his status as such,
shall have the right to take part in the management or control of the business of the Partnership or to act for or bind the Partnership or otherwise to transact any business on behalf of the Partnership.

                  8.       Capital Contributions.

                           (a)      The Initial General Partner and the Initial
Limited Partner have each contributed Ten Dollars ($10.00) to the capital of the Partnership. The Initial General Partner and the Initial Limited Partner shall not be required to make any further contributions to the capital of the Partnership. Persons or entities hereafter admitted as General. Partners or Limited Partners of the Partnership shall make such contributions of cash, property or services to the Partnership as shall be determined by the General Partners at the time of each such admission.

                  9. Assignments of Limited Partner Interest. No Limited Partner may sell, assign, pledge or otherwise transfer or encumber his interest in the Partnership nor shall Limited Partner have the power to substitute an assignee in his place as a substituted Limited Partner without, in either event, having obtained the prior written consent of the General Partners.

                  10. Withdrawal. No Partner shall have the right to withdraw from the Partnership except with the consent of all of the General Partners and upon such terms and conditions as may be specifically agreed upon between the General Partners and the withdrawing

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Partner; provided, however, that the Initial General Partner shall have the right to withdraw following the admission of one or more additional General Partners; and provided, further, that the Initial Limited Partner shall have the right to withdraw following the admission of one or more additional Limited Partners. Upon the withdrawal of the Initial General Partner and/or the Initial Limited Partner, or either of them, such Partners shall be entitled to receive a return of their respective capital contributions. The provisions hereof with respect to distributions upon withdrawal are exclusive and no Partner shall be entitled to claim any further or different distribution upon withdrawal under
Section 17-604 of the Delaware Act or otherwise.

                  11. Additional Partners. The General Partners shall have the right to admit additional General Partners and additional Limited Partners upon such terms and conditions, at such time or times, and for such capital contributions as shall be determined by the General Partners.

                  12. Distributions. Except as provided in Section 10 hereof, no Partner has any right to receive distributions of cash or other property from the Partnership prior to dissolution.

                  13. Return of Capital. Except as provided in Section 10 hereof, no Partner has the right to receive, and the General Partners have absolute discretion to make, any distributions to a Partner which include a return of all or any part of such Partner's capital contribution, provided that upon the dissolution of the Partnership, the assets of the Partnership shall be distributed as provided in Section 17-804 of the Delaware Act.

                  14. Dissolution. Subject to the provisions of Section 15 of this Certificate and Agreement, the Partnership shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

                           (a)      December 31, 2024;

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                           (b)      The determination of all of the General
Partners to dissolve the Partnership; or

                           (c)      The occurrence of an event of withdrawal of
a General Partner or any other event causing a dissolution of the Partnership under Section 17-801 of the Delaware Act.

                  15. Continuation of the Partnership. Notwithstanding the provisions of Section 14(c) hereof, the occurrence of an event of withdrawal of a General Partner shall not dissolve the Partnership if at such time there are one or more remaining General Partners and any one or more of such remaining General Partners continue the business of the Partnership (any and all such remaining General Partners being hereby authorized to continue the business of the Partnership without dissolution). If upon the occurrence of an event of withdrawal of a general partner there shall be no remaining General Partner, the Partnership nonetheless shall not be dissolved and shall not be required to be wound up if, within ninety (90) days after the occurrence of such event of withdrawal, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of one or more additional General Partners.

                  16. Amendments. This Certificate and Agreement may be amended only upon the written consent of all Partners.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Certificate and Agreement as of November 13, 1984.

                                        Initial Limited Partner

                                     BLOUNT ENERGY RESOURCE CORP.,
                                        A Delaware corporation

                                      By /s/ Louis A. Griffin
                                         ---------------------------
                                               Its Vice President

                                         Initial Limited Partner

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                                            /s/ Louis A. Griffin
                                        --------------------------------------
                                                 Louis A. Griffin

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                                   SCHEDULE I

A.       General Partners

         Name & Address                              Capital Contribution
         --------------                              --------------------
Blount Energy Resource Corp.                                 $10.00
4520 Executive Park Drive
Montgomery, Alabama 36116-1602

B.       Limited Partners Name

Name & Address                                       Capital Contribution
--------------                                       --------------------
Louis A. Griffin                                             $10.00
4520 Executive Park Drive
Montgomery, Alabama 36116-1602

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